EXHIBIT (a)(1)


                            ARTICLES OF INCORPORATION
                                       OF
                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

The undersigned, for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of
Incorporation:

                                    ARTICLE I
                                      NAME

The name of this corporation is "First American Insurance Portfolios, Inc."

                                   ARTICLE II
                               PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in, conduct, operate and carry on the business of an open-end management investment company under the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) (hereinafter called the "1940 Act"), and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary therewith.

                                   ARTICLE III
                                REGISTERED OFFICE

The location and address of the corporation's registered office in the state of Minnesota is:
         First American Insurance Portfolios, Inc.
         U.S. Bank Place, 20th Floor
         601 Second Avenue South
         Minneapolis, Minnesota 55402

                                   ARTICLE IV
                                  CAPITAL STOCK

SECTION 4.1 The total authorized number of shares of this corporation is ten trillion (10,000,000,000,000), all of which shall be common shares of the par value of $.01 each. Of said common shares:

         (a) 100,000,000,000 shares may be issued in the series of common shares hereby designated as "Series A Common Shares;" of such Series A Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as "Series A, Class One Common Shares;" and the balance of 80,000,000,000 Series A Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors;

         (b) 100,000,000,000 shares may be issued in the series of common shares hereby designated as "Series B Common Shares;" of such Series B Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as "Series B, Class One Common Shares;" and the balance of 80,000,000,000 Series B Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors; and

         (c) 100,000,000,000 shares may be issued in the series of common shares hereby designated as "Series C Common Shares;" of such Series C Common Shares, 20,000,000,000 shares may be issued in the class hereby designated as "Series C, Class One Common Shares;" and the balance of 80,000,000,000 Series C Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors.

The balance of 9,700,000,000,000 shares may be issued in such other series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such series of common shares as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors. The shares of any series hereafter established may be classified by the Board of Directors into one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of such class or classes as may be adopted from time to time by the Board of Directors of the corporation pursuant to the authority hereby vested in the Board of Directors and Minnesota Statutes Section 302A.401, Subd. 3, or any successor provision.

The Board of Directors, from time to time, may select names for any series or class of the corporation, without the authorization or approval of the holders of shares of any series or class of the corporation. Unless and until the Board of Directors selects different names, the series and classes designated in paragraphs (a), (b) and (c) above shall be known as follows:


         Series A, Class One:       Growth Equity Fund.
         Series B, Class One:       Value Equity Fund.
         Series C, Class One:       Bond Fund.

Shares of any series or class of the corporation may be issued to the holders of shares of another series or class of this corporation, whether to effect a stock dividend or split or otherwise, without the authorization or approval of the holders of shares of any series or class of the corporation. The corporation may issue and sell any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation. The Series A Common Shares, the Series B Common Shares, and the Series C Common Shares each evidence, and each other series of common shares which the Board of Directors may establish, as provided herein, may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the corporation's assets, which takes the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such other separate portfolios is hereby vested in the Board of Directors of this corporation, and such other separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any series or class of shares of this corporation. The shares of each class within a series may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the 1940 Act and rules of the National Association of Securities Dealers, Inc., expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the corporation in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another class within such series, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, the shares of such class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that shares of any class shall be convertible (automatically, optionally or otherwise) into shares of one or more other classes of the same series in accordance with such requirements and procedures as may be established by the Board of Directors.

SECTION 4.2 The shareholders of each series or class of common shares of this corporation:

         (a) shall not have the right to cumulate votes for the election of directors; and

         (b) shall have no preemptive right to subscribe to any issue of shares of any series or class of this corporation now or hereafter made.

SECTION 4.3 The shareholders of Series A Common Shares, Series B Common Shares, and Series C Common Shares shall have the following rights and preferences:

         (a) On any matter submitted to a vote of shareholders of this corporation, all common shares of this corporation then issued and outstanding and entitled to vote, irrespective of series or class, shall be voted in the aggregate and not by series or class, except: (i) when otherwise required by Minnesota Statutes, Chapter 302A, in which case shares will be voted by individual series or class; (ii) when otherwise required by the 1940 Act or the rules adopted thereunder, in which case shares shall be voted by individual series or class; and (iii) when the matter does not affect the interests of a particular series or class, in which case only shareholders of the series or classes affected shall be entitled to vote thereon and shall vote by individual series or class.

         (b) All consideration received by this corporation for the issue or sale of shares of any series or class, together with all assets, income, earnings, profits and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) shall become part of the assets of the portfolio to which the shares of that series or class relate, for all purposes, subject only to the rights of creditors, and shall be so treated upon the books of account of this corporation. Such assets, income, earnings, profits and proceeds (including any proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are herein referred to as "assets belong to" a series or class of the common shares of this corporation.

         (c) Assets of this corporation not belonging to any particular series or class are referred to herein as "General Assets." General Assets shall be allocated to each series or class in proportion to the respective net assets belonging to such series or class. The determination of the Board of Directors shall be conclusive as to the amount of assets, as to the characterization of assets as those belonging to a series or class or as General Assets, and as to the allocation of General Assets.

         (d) The assets belonging to a particular series or class of common share shall be charged with the liabilities incurred specifically on behalf of such series or class of common shares ("Special Liabilities"). Such assets shall also be charged with a share of the general liabilities of this corporation ("General Liabilities") in proportion to the respective net assets belonging to such series or class of common shares. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the characterization of any liability as a Special Liability or General Liability, and as to the allocation of General Liabilities.

         (e) The Board of Directors may, to the extent permitted by Minnesota Statutes, Chapter 302A, and in the manner provided herein, declare and pay dividends or distributions in shares or cash on any or all classes or series of common shares, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors. Dividends or distributions on shares of any series or class of common shares shall be paid only out of the earnings, surplus or other lawfully available assets belonging to such series or class (including, for this purpose, any General Assets allocated to such series or class).

         (f) In the event of the liquidation or dissolution of this corporation, holders of the shares of any series or class shall have priority over the holders of any other series or class with respect to, and shall be entitled to receive, out of the assets of this corporation available for distribution to holders of shares, the assets belonging to such series or class of common shares and the General Assets allocated to such series or class of common shares, and the assets so distributable to the holders of the shares of any series or class shall be distributed among such holders in proportion to the number of shares of such series or class held by them and recorded on the books of this corporation.

                                    ARTICLE V
                                    DIRECTORS

The names and addresses of the first directors, who shall serve until the first annual or special meeting of shareholders or until their successors are elected and qualified, are:

         David T. Bennett                            Robert J. Dayton
         3400 City Center                            5140 Norwest Center
         33 South Sixth Street                       90 South Seventh Street
         Minneapolis, MN 55402                       Minneapolis, MN 55402

         Roger Gibson                                Andrew M. Hunter
         1225 17th Street                            5100 IDS Center
         Suite 2240                                  80 South Eighth Street
         Denver, CO 80202                            Minneapolis, MN 55402

         Leonard W. Kedrowski                        John W. Murphy
         16 Dellwood Avenue                          601 Second Avenue South
         Dellwood, MN 55110                          Minneapolis, MN 55402

         Robert Spies                                Joseph D. Strauss
         4715 Twin Lakes Avenue                      8525 Edenbrook Crossing, #5
         Brooklyn Center, MN 55429                   Brooklyn Park, MN 55443

         Virginia Stringer
         712 Linwood Avenue
         St. Paul, MN 55105


                                   ARTICLE VI
                           INDEMNIFICATION; LIABILITY

The corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by
Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of Section 17(h) of the 1940 Act, as now enacted or hereafter amended. To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (except as prohibited by the 1940
Act), a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VII
                            ACTIONS WITHOUT A MEETING

Except as required by the 1940 Act, any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the directors or committee members.

                                  ARTICLE VIII
                                  INCORPORATOR

The name and address of the incorporator of this corporation is:

         Thomas A. Berreman
         U.S. Bank Place, MPFP 2016
         601 Second Avenue South
         Minneapolis, MN 55402


         IN WITNESS WHEREOF, the undersigned has set his hand this 27th day of August, 1999.



                                             /s/ Thomas A. Berreman
                                             Thomas A. Berreman, Incorporator

                                                                  EXHIBIT (a)(2)


                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                           CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES D, CLASS ONE SHARES
                  PURSUANT TO MINN. STAT. SS.SS. 302A.401(3)(b)


         The undersigned duly elected Vice President of First American Insurance Portfolios, Inc. (the "Fund"), a Minnesota corporation, hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Fund on December 8, 1999.

                     APPROVAL OF CREATION AND DESIGNATION OF
                           SERIES D, CLASS ONE SHARES

         WHEREAS, the Board of Directors of the Fund approved the issuance of up to 100,000,000,000 shares in a new series of shares designated as "Series D Common Shares" and designated 20,000,000,000 of such shares as "Series D, Class One Common Shares"; and

         WHEREAS, the Board of Directors of the Fund approved that the balance of 80,000,000,000 Series D Common Shares may be issued in one or more additional classes with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of such class as may be adopted from time to time by the Board of Directors of this corporation pursuant to the authority hereby vested in the Board of Directors.

         NOW, THEREFORE, BE IT RESOLVED, that 100,000,000,000 previously unissued shares of the Fund, be issued as Series D Common Shares.

         FURTHER RESOLVED, that 20,000,000,000 of the Series D Common Shares be designated as Series D, Class One Common Shares.

         FURTHER RESOLVED, that the Series D, Class One Common Shares designated by these resolutions shall have the relative rights and preferences set forth in
Section 4.3 of the Articles of the Fund. As provided in Article IV of the Articles of the Fund, the Board of Directors may designate portfolios for this Fund, and the Series D, Class One Common Shares designated by these resolutions may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940, as amended (the "1940 Act") and rules of the National Association of Securities Dealers, Inc., expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the

Fund in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to other classes within such series, and all of the charges and expenses to which such class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, such class.

         FURTHER RESOLVED, that unless and until the Board of Directors selects a different name for the Series D, Class One Common Shares pursuant to Article IV of the Articles of the Fund, the Series D, Class One Common Shares shall be known as the "Technology Fund."

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of First American Insurance Portfolios, Inc. this 20th day of December, 1999.


                                   /s/  James Foggo

                                        James Foggo, Vice President